Exhibit 99.3

MIDOCEAN BUSHNELL HOLDINGS, LP AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar amounts in thousands)
(Unaudited)

	June 30, 2013	December 31, 2012
Assets
Current Assets:
Cash	$22,155	12,426
Accounts receivable, less allowances of $17,389 and $20,114 as of June 30, 2013 and December 31, 2012, respectively	114,967	111,846
Inventories, net	162,123	127,407
Prepaids and other current assets	13,025	13,246
Deferred tax assets	14,271	14,191
Total current assets	326,541	279,116
Property, plant, and equipment, net	28,823	29,552
Goodwill	190,432	191,620
Intangibles, net	301,996	301,328
Debt issue costs and other assets, net	4,783	5,604
Total assets	$852,575	807,220
Liabilities and Partnership Equity
Current Liabilities:
Borrowings under revolving credit agreements	$55,004	37,322
Accounts payable	76,119	48,366
Accrued expenses	31,342	28,519
Current portion of long-term debt	4,909	10,846
Total current liabilities	167,374	125,053
Long-term debt, net of current portion	544,931	533,542
Other liabilities	6,826	8,678
Deferred tax liabilities	88,944	89,255
Total liabilities	808,075	756,528
Partnership equity:
Partnership units (authorized, 131,929,000 units; issued, 131,920,000 and 131,914,000 units as of June 30, 2013 and December 31, 2012, respectively)	130,980	130,980
Accumulated deficit	(87,174)	(86,006)
Accumulated other comprehensive income	694	5,718
Total partnership equity	44,500	50,692
Total liabilities and partnership equity	$852,575	807,220

See accompanying notes to condensed consolidated financial statements.

MIDOCEAN BUSHNELL HOLDINGS, LP AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Dollar amounts in thousands)
(Unaudited)

	Three months ended June 30		Six months ended June 30
	2013	2012	2013	2012
Net sales	$141,261	120,562	264,775	214,766
Cost of goods sold	78,731	64,836	144,954	114,012
Gross margin	62,530	55,726	119,821	100,754
Operating expenses:
Distribution and other product costs	12,581	10,958	24,066	20,147
Selling and marketing	21,750	20,516	43,995	38,738
General and administrative	6,403	5,685	12,728	10,757
Depreciation and amortization	8,139	8,049	15,741	14,886
Foreign currency (gains) losses	(644)	959	(248)	(170)
Other operating	2,422	2,288	1,611	3,379
Total operating expenses	50,651	48,455	97,893	87,737
Operating income	11,879	7,271	21,928	13,017
Interest expense	12,545	12,463	24,944	22,275
Loss before income taxes	(666)	(5,192)	(3,016)	(9,258)
Income tax benefit	(368)	(1,885)	(1,848)	(1,496)
Net loss	$(298)	(3,307)	(1,168)	(7,762)

See accompanying notes to condensed consolidated financial statements.

MIDOCEAN BUSHNELL HOLDINGS, LP AND SUBSIDIARIES
Condensed Consolidated Statements of Comprehensive Loss
(Dollar amounts in thousands)
(Unaudited)

	Three months ended June 30		Six months ended June 30
	2013	2012	2013	2012
Net loss	$(298)	(3,307)	(1,168)	(7,762)
Other comprehensive loss, net of taxes:
Foreign currency translation adjustments	(1,975)	(5,351)	(5,024)	(1,922)
Other comprehensive loss	(1,975)	(5,351)	(5,024)	(1,922)
Comprehensive loss	$(2,273)	(8,658)	(6,192)	(9,684)

See accompanying notes to condensed consolidated financial statements.

MIDOCEAN BUSHNELL HOLDINGS, LP AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Dollar amounts in thousands)
(Unaudited)

	Six months ended June 30
	2013	2012
Cash flows from operating activities:
Net loss	$(1,168)	(7,762)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	15,741	14,886
Deferred tax benefit	(265)	(12,911)
Loss (gain) on disposal of fixed assets	11	(102)
Gain on foreign currency transactions	(248)	(170)
Gain on fair value of interest rate exchange agreement	(1,578)	(792)
(Gain) loss on fair value of foreign currency rate exchange agreement	(300)	794
Amortization on debt issuance costs	822	1,348
Interest expense on subordinated note payable	5,451	5,364
Changes in assets and liabilities, net of businesses acquired:
Accounts receivable, less allowances	(2,474)	(9,666)
Inventories, net	(35,543)	(18,361)
Prepaids and other current assets	7,867	705
Accounts payable and accrued expenses	30,577	43,307
Other assets and liabilities	(402)	194
Net cash provided by operating activities	18,491	16,834
Cash flows from investing activities:
Purchase of property, plant, and equipment	(3,253)	(5,246)
Proceeds from sale of property, plant, and equipment	62	36
Payment for acquisition of Primos (net of cash acquired)	—	(49,496)
Payment for acquisition of Gold Tip	(18,044)	—
Net cash used in investing activities	(21,235)	(54,706)
Cash flows from financing activities:
Debt issuance costs paid	—	(5,947)
Proceeds from long-term debt	—	57,352
Payments on revolver	—	(2,593)
Proceeds from revolver	18,308	254
Payment for contingent consideration of Primos acquisition	(5,503)	—
Net cash provided by financing activities	12,805	49,066
Effect of exchange rate changes on cash	(333)	678
Net increase in cash and cash equivalents	9,729	11,872
Cash and cash equivalents, beginning of period	12,426	19,888
Cash and cash equivalents, end of period	$22,155	31,760
Supplemental disclosures:
Cash paid during the period for:
Interest	$9,976	7,528
Income taxes, net	943	2,261
See accompanying notes to condensed consolidated financial statements.

MIDOCEAN BUSHNELL HOLDINGS, LP AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
June 30, 2013 and 2012 and December 31, 2012
(Unaudited)

(1)	Interim Financial Statement Presentation

The financial information included in this interim report includes the accounts of MidOcean Bushnell Holdings, LP and Subsidiaries (the Company).All significant intercompany balances have been eliminated in consolidation.
The accompanying unaudited interim consolidated financial statements included herein have been prepared in U.S. dollars and in accordance with U.S. generally accepted accounting principles (U.S. GAAP) by the Company without audit and, accordingly, do not include all of the annual disclosures required by U.S. GAAP. These unaudited interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes included in the Company’s annual report for the year ended December 31, 2012.
In the opinion of management, the unaudited interim consolidated financial statements reflect all normal, recurring adjustments considered necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods presented using management’s best estimates and assumptions where appropriate. Management’s estimates and assumptions about future events affect reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. These estimates are inherently subject to judgment and actual results could differ.
In July 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. ASU 2013-11 requires the netting of unrecognized tax benefits against a deferred tax asset for a loss or other carryforward that would apply in settlement of the uncertain tax positions. Under the new standard, unrecognized tax benefits will be netted against all available same-jurisdiction loss or other tax carryforwards that would be utilized, rather than only against carryforwards that are created by the unrecognized tax benefits. ASU 2013-11 was issued to provide explicit guidance on the financial statement presentation in order to eliminate the diversity in practice. The new financial statement presentation provisions relating to this update are prospective and effective for fiscal years and interim periods within those years, beginning after December 15, 2013, with early adoption permitted. The Company does not expect this standard to have a material impact on its consolidated financial statements. Pursuant to adopting ASU 2013-11, the Company will reclass certain amounts not yet determined between deferred tax liabilities and other liabilities in the consolidated balance sheets. The Company has not adopted ASU 2013-11 and does not expect it to have a material effect on the consolidated financial statements.

(2)	Acquisitions
Effective May 1, 2012, the Company acquired all of the outstanding stock of OPT Holdings, Inc. and subsidiaries. This acquisition included the subsidiary Primos, Inc., a leading provider of hunting accessories in the United States. The results of the OPT Holdings, Inc. operations have been included in the consolidated financial statements since the date of acquisition.

MIDOCEAN BUSHNELL HOLDINGS, LP AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Continued)
June 30, 2013 and 2012 and December 31, 2012
(Unaudited)

(2) Acquisitions (Continued)

Total cost of the OPT Holdings, Inc. acquisition, excluding direct costs of $659 incurred, aggregated to $55,511 which was funded through the April 17, 2012 amendment and extension of the Company’s existing credit agreement. Included in this aggregate amount is $5,503 related to an earn-out agreement. This amount was paid on April 25, 2013. As part of the purchase, management reviewed the assets and liabilities acquired and the assumptions used to estimate their fair value. The allocation of the purchase price adjustment recorded in connection with the acquisition is presented below:

May 1, 2012
Cash	$673
Accounts receivable	4,958
Inventory	13,380
Prepaids and other	1,228
Deferred tax asset	1,040
Fixed assets	2,823
Intangible assets	31,527
Goodwill	16,308
Total assets acquired	71,937
Current liabilities	(4,275)
Deferred tax liability	(12,151)
Total purchase price	$55,511

Of the $31,527 of acquired intangible assets, $20,816 was assigned to trademarks, $1,128 was assigned to patents, and $9,583 was assigned to customer lists. All intangibles are being amortized on a straight-line basis over the expected useful life which ranges from 5 to 40 years. Goodwill arising from this acquisition is primarily attributed to anticipated synergies and other intangibles that do not qualify for separate recognition.

Effective February 1, 2013, the Company acquired all of the outstanding stock of Gold Tip, LLC (Gold Tip) subsidiaries for $18,044, excluding direct costs of $1,589 incurred. This acquisition included the Gold Tip arrow brand and the Bee Stinger stabilizer brand; two brands within the archery vertical. The results of the Gold Tip operations have been included in the consolidated financial statements since the date of acquisition.

The Company has performed a preliminary assessment to determine the estimated fair values of identified tangible and intangible assets acquired and liabilities assumed as of the acquisition date. The Company is continuing to review this assessment during the measurement period. If new information is obtained about facts and circumstances that existed at the acquisition date, the

MIDOCEAN BUSHNELL HOLDINGS, LP AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Continued)
June 30, 2013 and 2012 and December 31, 2012
(Unaudited)

(2)	Acquisitions (Continued)

acquisition accounting will be revised to reflect the resulting adjustments to the provision amounts initially recognized.

February 1, 2013
Cash	$51
Accounts receivable	1,911
Inventory	4,455
Prepaids and other	63
Fixed assets	1,437
Intangible assets	11,830
Goodwill	428
Total assets acquired	20,175
Current liabilities	(2,131)
Total purchase price	$18,044

Of the $11,830 of acquired intangible assets, $3,740 was assigned to trademarks, $2,590 was assigned to patents, and $5,500 was assigned to customer lists. All intangibles are being amortized on a straight-line basis over the expected useful life, which ranges from 11 to 40 years. For federal income tax consideration, this transaction was a deemed asset transfer under Revenue Ruling 99-6.

(3)	Inventories

The major components of inventories at June 30, 2013 and December 31, 2012 are as follows:

	2013	2012
Raw materials	$4,441	3,354
Work in process	9,506	8,313
Finished goods	148,176	115,740
Inventories, net	$162,123	127,407

MIDOCEAN BUSHNELL HOLDINGS, LP AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Continued)
June 30, 2013 and 2012 and December 31, 2012
(Unaudited)

(4)	Goodwill and Intangibles

As of June 30, 2013 and December 31, 2012, intangible assets consist of the following:

	June 30, 2013
	Gross carrying amount	Accumulated amortization	Net carrying amount
Amortized intangible assets:
Trademarks	$227,451	(42,697)	184,754
Patents	40,358	(19,094)	21,264
Customer lists	101,426	(41,957)	59,469
Other intangibles	54,219	(17,710)	36,509
Total	$423,454	(121,458)	301,996

	December 31, 2012
	Gross carrying amount	Accumulated amortization	Net carrying amount
Amortized intangible assets:
Trademarks	$223,177	(38,184)	184,993
Patents	38,534	(18,081)	20,453
Customer lists	96,763	(38,908)	57,855
Other intangibles	54,445	(16,418)	38,027
Total	$412,919	(111,591)	301,328

Amortization expense for the three-month periods ended June 30, 2013 and 2012 was $5,496 and $6,167, respectively.

Amortization expense for the six-month periods ended June 30, 2013 and 2012 was $10,679 and $11,186, respectively.
The changes in the carrying amount of goodwill were as follows as of the dates indicated:

Balance as of December 31, 2012	$191,620
Purchases price adjustments:
Gold Tip acquisition	428
Foreign currency translation	(1,616)
Balance as of June 30, 2013	$190,432

MIDOCEAN BUSHNELL HOLDINGS, LP AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Continued)
June 30, 2013 and 2012 and December 31, 2012
(Unaudited)

(5)	Long-Term Debt and Revolving Credit Facilities

Long-term debt at June 30, 2013 and December 31, 2012 consisted of the following:

	2013	2012
Revolving credit facility, due August 24, 2015	$47,489	30,000
Canadian and Australian revolving credit facilities	7,515	7,322
Term debt due August 24, 2013	—	7,141
Term debt due August 24, 2015	270,449	263,308
Second-lien term loan due February 16, 2016	156,325	156,325
Second-lien term loan due February 16, 2016	48,675	48,675
Subordinated note payable with due August 24, 2016	71,891	66,439
Night Optics USA, Inc. note payable, semiannual payments	2,500	2,500
	604,844	581,710
Less current portion	(59,913)	(48,168)
	$544,931	533,542

On April 17, 2012 the Company completed an amendment of its Credit Agreement. Significant terms of the amendment included the extension of the maturity dates of the existing debt instruments by two years. This resulted in maturity dates ranging from August 2013 to August 2016. In addition, the amendment established a floor for the calculation of the periodic interest charge and increased the fixed spread added to this floor. The amendment also included an increase to the revolving credit facility from $40 million to $50 million. Incremental term loan borrowings of $71,575 were used to fund the acquisition of OPT Holdings, Inc., amendment fees, and $13,575 pay down of the Subordinated Note Payable. The amendment changed the maximum consolidated leverage ratio to 7.00 from 5.25.
Expenses amounting to $6,472, associated with the April 2012 credit agreement amendment were capitalized in 2012 and are being amortized over the terms of the financing agreements utilizing the effective-interest method. All other unamortized debt issue cost from the original credit agreement and amendments prior to April 2012 was written off and recorded within interest expense on the statement of operations.
As of June 30, 2013, the Company was in compliance with all restrictive financial covenants associated with its borrowings. The long-term debt is collateralized by substantially all of the domestic assets of the Company. For a detailed description of the Company’s borrowings, see note (6)—Long-Term Debt and Revolving Credit Facilities to the Company’s audited consolidated financial statements for the year ended December 31, 2012. As of June 30, 2013 and December 31, 2012, the Company’s maximum borrowing capacity and availability under the revolving credit facilities

MIDOCEAN BUSHNELL HOLDINGS, LP AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Continued)
June 30, 2013 and 2012 and December 31, 2012
(Unaudited)

(5)	Long-Term Debt and Revolving Credit Facilities (Continued)

was $59,953, and $59,658, respectively. The periodic interest rates for the long-term debt and revolving credit facilities as of June 30, 2013 were as follows:

2013
Revolving credit facility, due August 24, 2015	5.8%
Australian revolving credit facility	2.7%
Canadian revolving credit facility	Prime + 1.25%
Term debt due August 24, 2015	LIBOR + 4.25%
Second-lien term loan due February 16, 2016	LIBOR + 7.5%
Second-lien term loan due February 16, 2016	LIBOR + 8%
Subordinated note payable with due August 24, 2016	16.0%
Night Optics USA, Inc. note payable, semiannual payments	7.0%

(6)	Income Taxes

The Company determines the interim tax provision by applying an estimate of the annual effective tax rate to the year-to-date pretax book income (loss) and adjusts for discrete items, if any, during the reporting period. The effective income tax rate for the three-months ended June 30, 2013 and 2012 was 55.3% and 36.3%, respectively. The effective income tax rate for the six months ended June 30, 2013 and 2012 was 61.3% and 16.2%, respectively.

The change in the effective tax rate for the three- and six-month periods ended June 30, 2013 as compared to the same period in 2012 was due to the release of valuation allowance on income tax attribute carryforwards during the second quarter of 2012 and 2013 non-APB earnings greater than in 2012.

The difference between the provision for income taxes from continuing operations and the amount computed by applying the statutory federal income tax rate of 34% is due to differing tax rates in foreign jurisdictions, state income taxes, foreign tax credits, valuation allowances, and nondeductible expenses.

(7)	Commitments and Contingencies

The Company is party to certain litigation and claims arising out of the normal course of business. In the opinion of management, the Company’s liability, if any, under any pending claims or litigation would not have a material adverse effect on the Company’s financial position or results of its operations.

The Company provides warranty reserves for product defects as they become known. Warranty claim reserves are reviewed periodically, and reserves are adjusted to reflect properly the remaining estimated costs to complete the repair or replacement. The warranty reserve is recorded in accrued

MIDOCEAN BUSHNELL HOLDINGS, LP AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Continued)
June 30, 2013 and 2012 and December 31, 2012
(Unaudited)

(7)	Commitments and Contingencies (Continued)

expenses in the consolidated balance sheets. The following is a reconciliation of changes in the warranty reserve for six months ended June 30, 2013 and twelve months ended December 31, 2012:

	June 30, 2013	December 31, 2012
Beginning balance	$3,185	2,941
Warranty provision	1,305	2,408
Warranty settlements	(1,204)	(2,137)
Foreign currency fluctuation	(45)	(27)
Ending balance	$3,241	3,185

(8)	Derivatives
The Company has entered into an interest rate exchange agreements to mitigate the effects of fluctuation in interest rates on variable interest rate debt. This interest rate exchange agreement expires on April 20, 2015. For the three-month periods ended June 30, 2013 and 2012, the Company recognized a gain and loss, respectively, of $881 and $(76), respectively, from the change in the fair value of this interest exchange recorded in interest expense in the consolidated statements of operations with a corresponding offset recorded in other liabilities in the consolidated balance sheets. For the six-month periods ended June 30, 2013 and 2012, the Company recognized a gain of $1,579 and $791, respectively, from the change in the fair value of this interest exchange recorded in interest expense in the consolidated statements of operations with a corresponding offset recorded in other liabilities in the consolidated balance sheets.
From time to time, the Company enters into foreign currency exchange agreements to manage foreign currency exchange rate risk with respect to certain transactions denominated in foreign currencies. As of June 30, 2013 and 2012, the Company had outstanding foreign currency exchange contracts with notional amounts of $29,400 and $17,396, respectively. For the three-month periods ended June 30, 2013 and 2012, the Company recognized a net gain and loss $1,456 and $(431), respectively, from the change in the fair value of these foreign exchange agreements recorded in other operating expense in the consolidated statements of operations with a corresponding offset recorded in other current assets in the consolidated balance sheets. For the six-month periods ended June 30, 2013 and 2012, the Company recognized a net loss and gain of $(356) and $867, respectively, from the change in the fair value of these foreign exchange agreements recorded in other operating expense in the consolidated statements of operations with a corresponding offset recorded in other current assets in the consolidated balance sheets.

(9)	Fair Value Measurements

The carrying value of the Company’s long-term obligations approximates its fair value at June 30, 2013. The carrying value of other financial instruments, consisting of cash and cash equivalents, receivables, and payables, approximates fair value as a result of the short-term nature of

MIDOCEAN BUSHNELL HOLDINGS, LP AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Continued)
June 30, 2013 and 2012 and December 31, 2012
(Unaudited)

(9)	Fair Value Measurements (Continued)

these instruments. The fair value of interest rate swaps is determined using pricing models developed based on the LIBOR swap rate and other observable market data.

	June 30, 2013	December 31, 2012
Other current (liabilities) assets:
Foreign currency derivatives (Level II)	$(356)	(656)
Total	$(356)	(656)
Other liabilities:
Interest rate derivatives (Level II)	$5,394	6,973
Total	$5,394	6,973

(10)	Related Parties
The Company has transactions with companies that are affiliated through common ownership. Significant transactions, not disclosed elsewhere, include management fees incurred with respect to related parties of $705 and $664 for the six months ended June 30, 2013 and 2012, respectively.

(11)	Subsequent Events

The Company has evaluated events for recognition or disclosure through October 21, 2013, the date on which these consolidated financial statements were available to be issued. Except as disclosed below, no matters were identified.
On September 4, 2013, the Company entered into an agreement to sell all outstanding stock of Bushnell Group Holdings, Inc to Alliant Techsystems, Inc. The offering price for this transaction was $985 million, subject to customary post closing adjustments. The sale is expected close during the fourth quarter of 2013. This event did not impact the Company’s financial results as presented for the three-and six-month periods ended June 30, 2013 or 2012.